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[LOGO] STINSON MORRISON HECKER LLP
1201 Walnut Suite 2800
Kansas City, MO 64106-2150
Tel (816) 842-8600                                                   Exhibit 5.1
Fax (816) 691-3495
www.stinsonmoheck.com

     September 23, 2002


     Inergy, L.P.
     Two Brush Creek Boulevard, Suite 200
     Kansas City, Missouri 64112

            Re:  Inergy, L.P.
                 Registration Statement on Form S-3

     Ladies and Gentlemen:

          We have acted as counsel to Inergy, L.P., a Delaware limited partnership (the "Partnership"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of 42,575 common units (the "Common Units") representing limited partner interests in the Partnership to be offered and sold by certain offering unitholders pursuant to the Partnership's Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission on or about September 23, 2002.

          As the basis for the opinions hereinafter expressed, we have examined the Registration Statement, the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), and such other instruments and documents as we have deemed necessary or appropriate for purposes of the opinions expressed in this letter. In addition, we have reviewed certain certificates of officers of the general partners of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

          Based upon the foregoing and subject to the limitations and assumptions set forth herein, we are of the opinion that:

          1. The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

          2. All of the Common Units to be offered by means of the Registration Statement have been duly authorized by the Partnership Agreement and legally issued and are fully paid and non-assessable, except as such non-assessability may be affected by 17-607 of the Delaware Revised Uniform Limited Partnership Act.

          The opinions expressed herein are qualified in the following respects:

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Inergy, L.P.
September 23, 2002
Page 2

          (A) We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

          (B) The opinions expressed in this letter are limited in all respects to the laws of the United States of America and the Delaware Revised Uniform Limited Partnership Act.

          We hereby consent to the filing of this letter as an exhibit to the Registration Statement and further consent to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or other rules and regulations of the Securities and Exchange Commission issued thereunder.

                                            Respectfully submitted,


                                            /s/ Stinson Morrison Hecker LLP


                                            STINSON MORRISON HECKER LLP